NBOG BANCORPORATION, INC.
SUBSCRIPTION AGREEMENT

TO: NBOG Bancorporation, Inc.
1294 West Ridge Road, Suite E
Gainesville, Georgia 30501
Attention: Gary H. Anderson, President

Ladies and Gentlemen:

You have informed me that NBOG Bancorporation, Inc. a Georgia corporation (the "Company"), is offering 1,000,000 shares of the Company's Common Stock at a price of $10.00 per share payable as provided herein and as described in and offered pursuant to the Prospectus furnished to the undersigned herewith (the "Prospectus").

1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment indicated below in United States currency by check, bank draft or money order payable to "NBOG Bancorporation, Inc. - Escrow Account", representing the payment of $10.00 per share for the number of shares indicated below. The total subscription price must be paid at the time the Subscription Agreement is executed.

2. Acceptance of Subscription. It is understood and agreed that the Company has the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

3. Acknowledgments. The undersigned hereby acknowledges receipt of a copy of the Prospectus, and represents that this subscription is made solely on the basis of the information contained in the Prospectus and is not made in reliance on any inducement, representation or statement not contained in the Prospectus. The undersigned understands that no person (including any officer or director) has authority to give any information or make any representation not contained in the Prospectus, and if given or made, such information and representations should not be relied upon as having been made by the officers or directors or the Company. This Subscription Agreement and the Prospectus contain the entire agreement and understanding among the undersigned, the officers and directors and the Company with respect to the offering and sale of shares to the undersigned. This Subscription Agreement creates a legally binding obligation, and the undersigned agrees to be bound by the terms of this Agreement.

4. Revocation. The undersigned agrees that once this Subscription Agreement is tendered to the Company it may not be withdrawn by the undersigned and that this Agreement shall survive the death or disability of the undersigned.

By executing this Agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

Please indicate in the space provided below ("Registration Instructions") the exact name or names and address in which the stock certificate representing shares subscribed for hereunder should be registered.
No. of shares subscribed at $10.00 per share $ Total (Funds Tendered)	(L.S.) (Signature of Subscriber) Name (Please Print) (L.S.) (Signature of Subscriber) Name (Please Print) Date: , 2000 Residence Address: Social Security Number or other Taxpayer Identification Number

REGISTRATION INSTRUCTIONS

Name or Names: ____________________________________________________________________________

Mailing Address: ____________________________________________________________________________

___________________________________________________________________________________________

Social Security Number or
Taxpayer Identification Number__________________________________________________________________

If certificates will be registered in more than one name, please print the full name of each person or entity and indicate the type of legal ownership by using the following abbreviations. If you fail to identify the type of legal ownership, certificates for subscriptions made in the name of two or more persons will be issued in the names of such persons as joint tenants with right of survivorship, and not as tenants in common.

TEN COM - As Tenants in Common
TEN ENT - As Tenants by the Entireties
JT TEN - As Joint Tenants with Right of Survivorship and not as Tenants in Common
UNIF GIFT MIN ACT - Under Uniform Gifts to Minor Act,

Custodian: _______________________________________

Minor: __________________________________________

FEDERAL INCOME TAX BACKUP WITHHOLDING

In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Escrow Agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

If backup withholding applies, the Escrow Agent is required to withhold 20% of payments of interest made to such subscriber. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

If the shareholder has not been issued a TIN and has applied or intends to apply for a TIN in the near future, then "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9. In such case, if the Escrow Agent is not provided with a TIN within 60 days then, the Escrow Agent will withhold 20% of interest payments thereafter made to each subscriber until a TIN is provided to the Escrow Agent.

SUBSTITUTE FORM W-9

Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number or I am waiting for a Taxpayer Identification Number to be issued to me, and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Each Subscriber Should Complete this Section.
Signature of Subscriber Printed Name Social Security Number of Employer Identification No.	Signature of Subscriber Printed Name Social Security Number of Employer Identification No.

TO BE COMPLETED BY THE COMPANY:

Accepted as of , , as to shares

NBOG BANCORPORATION, INC.

By: